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[LOGO]                                                          LIFE-DISABILITY
FARM BUREAU
LIFE INSURANCE COMPANY

                                                                Account No.____________________

APPLICATION FOR_____________________________________ Date of birth _______________ Insurance Age ____________
                       PROPOSED INSURED                          MONTH  DAY  YEAR

/ / Male / / Female   State of Birth_______________Social Security No.__________Applicant's St.-Co. Code____

BILLING ADDRESS____________________________________________________________________________________________
                            STREET       CITY-TOWN               STATE           ZIP

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SECTION A   COMPLETE THE APPROPRIATE SECTION FOR INSURANCE POLICIES DESIRED


I.  LIFE
         Policy
         Number________________________________________________
                         (HOME OFFICE USE ONLY)


1.  PLAN                           #         AMOUNT

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
                                                    A       B

    Universal Life/Variable Universal Life Opt.    / /     / /

                                                   Yes      No
    Tobacco User                                   / /     / /


2.  RIDERS                                         Yes      No

    Spouse Rider        $_______  Tobacco User     / /     / /
     Universal Life/     AMOUNT
     Variable Universal Life

    F.T.R.________   C.T.R. _______  G.P.O. $__________
           UNITS             UNITS             AMOUNT

    A.D.B.  $___________________    W.P. / /   P.I. / /
               AMOUNT


3.  Is this application for an increase on or an
    addition to an existing Universal Life or    Yes     No
    Variable Universal Life policy?              / /     / /

    Policy number____________________________


4.  If Participating the Dividend Option is:

    / / Pay by Check         / / Leave to Accumulate

    / / Apply to Premium     / / Additional Paid-Up Ins.

    / / One Year Term (5th Opt.)


5.  Premium / / Annually     / / Semi-Annually     / / Quarterly

    Payable / / COM          / / Other_________________________


6.  Submitted           Transfer
    Premium  $          of Funds $
                  (Do Not Include Transfer)


II.  DISABILITY INCOME
         Policy
         Number____________________________
                  (HOME OFFICE USE ONLY)

1.  Occ. Class ________     Basic Monthly Amt. $______________

    Waiting Period__________    Benefit Period _______________


                        Yes      No
2.  Tobacco User        / /     / /


3.  / / Series 234 FIXED
                   -----
                  Benefit Riders
    WPI 541 / /    LTPR 534 / /     STPR 549 / /     PD 552 / /


4.  / / Series 236        FLEXIBLE
                          --------
    Flexible Monthly Benefit      $____________
                                 AMOUNT
                   Benefit Riders

    WPI 541 / /    LTPR 534 / /     STPR 549 / /     PD 552 / /


5.  / / Series 238         BOE
                           ---
                     Benefit Riders
    WPI 541 / /    LTPR 534 / /     STPR 549 / /

    Complete BOE Supplement


6.  What is Applicant's Annual:
    Gross Earned Income?          $_________________
    Net Earned Income?            $_________________


7.  Premium     / / Annually    / / Semi-Annually    / / Quarterly

    Payable     / / COM         / / Other_________________________


8.  Submitted           Transfer
    Premium $           of Funds $
          (Do Not Include Transfer)

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SECTION B  COMPLETE THIS SECTION FOR ALL POLICIES

1.  INSURANCE IN FORCE (if none, state "None")       LIFE                         DISABILITY INCOME
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                  COMPANY                    AMOUNT    ACC. DEATH              AMOUNT    WAITING/BENEFIT
                                                                                             PERIODS

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2.  Is the policy applied for replacing or likely to replace any existing plan?  / / Yes     / / No
    If "yes" indicate the amount, company name, give termination date and complete appropriate replacement forms.

__________________________________________________________________________________________________________


__________________________________________________________________________________________________________
432-120 (3-94)

AGENT'S CERTIFICATE     Agent Credit____________________________________________________________%__________
                                             Name (Primary)     State County      Agent No.

                                    ____________________________________________________________%__________
                                                Name            State County      Agent No.

Was I.R. ordered      / / Yes    / / No
Was Exam ordered      / / Yes    / / No   Indicate the "key" letter used for medical requirements. ________
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Will this plan                      If yes, have replacement  / / Yes Did you give "Notice to       / / Yes
replace any other? / / Yes  / / No  forms been submitted?     / / No  Applicant" form to applicant? / / No

Did you see all persons     / / Yes  (If no - explain)
proposed for insurance?     / / No
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If proposed insured is a married female:  How long married? __________________________________________________

Maiden name______________________________ Husband's name and Amount of Life Ins. in force? ___________________

______________________________________________________________________________________________________________

Estate Planning: Attach copy of your programming or give full details.
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________

Business insurance: Give full reason for this insurance and nature of applicant's interest__________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________
____________________________________________________________________________________________________________

The answers to each question of this application were recorded in my presence exactly as given.  I know nothing detrimental to the risk that is not recorded in these papers.  I have rechecked all answers and calculations for correctness.

Dated at_____________________________________________________________________________________________________
                    City                  State                         Signature of Agent

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SECTION C COMPLETE THIS SECTION FOR ALL POLICIES

1.  Name of Proposed Insured (Print)

_____________________________________________________________________________
2.  Present Address (if different from Billing Address already listed)

_____________________________________________________________________________

3.  Phone No.:  Home______________________ Bus.__________________________
                                                    A.M.
    Best time to reach by phone____________________ P.M.

4.  Married / /    Single / /    Widowed / /    Divorced / /

5.  Height ________ ft. _________in.  Weight ________ lbs.

Questions 6 through 8 refer to the Proposed Insured if age 15 or over, otherwise to the Owner if Proposed Insured is under 15.

6.  a.  Occupation_________________________________________
    b.  Duties_____________________________________________
    c.  Employer___________________________________________
    d.  Have you any other occupation or do you contemplate
        any change in occupation?  Yes / /   No / / (give details in
                                                     REMARKS section)

7.  Business Address_______________________________________

8.  Spouse's Occupation____________________________________
    (if applying for coverage)

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SECTION D   COMPLETE THIS SECTION IF OTHERS ARE TO BE INCLUDED

1.  Names of all other persons proposed for insurance. (Include Family Members and Payor if Premium Insurance
    is applied for)

                                               DATE OF                  STATE                     AMOUNT OF
                                                BIRTH        INSURING    OF                     LIFE INSURANCE
  LAST FIRST   MIDDLE   SEX   RELATIONSHIP    MO. DAY YR.      AGE      BIRTH   HEIGHT    WEIGHT  IN FORCE
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2.  Was any child under age 5 listed for coverage a premature birth?     Yes    No
    (If yes, list birth weight and give details in Section G.)           / /    / /

3.  Are all children listed the natural or legally adopted children
    of the Proposed Insured or Spouse?                                   / /    / /

4.  Has each child eligible for coverage been included?                  / /    / /

5.  Is the Proposed Insured's residence the permanent residence
    of all children listed?                                              / /    / /

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SECTION E  OWNER AND BENEFICIARY (IF REQUIRED)

I.  OWNER:  (If other than Proposed Insured):
    1.  OWNERSHIP TO BE VESTED IN

        Name            Social Security No.
    ________________________________________________________________

    ________________________________________________________________

    ________________________________________________________________
2.  OWNERS ADDRESS

    ________________________________________________________________

    ________________________________________________________________

3.  CONTINGENT OWNER (if any)               Social Security No.

    Name_____________________________________________________________

    Address__________________________________________________________

II. BENEFICIARY as to proceeds at death of the Insured:
    Survivors within a class (Primary or Secondary) entitled to the proceeds shall share equally unless otherwise specified.
                      NAME                  RELATIONSHIP

    1.  Primary_______________________________________________________

    2.  Secondary, if primary beneficiary is not living:
                      NAME                  RELATIONSHIP
        ______________________________________________________________

        / / Children born to or adopted by the Proposed Insured and

        ________________________________(including any named above).
        The Beneficiary as to proceeds at death of any person other than the Insured or Joint Insured shall be as stated in the applicable benefit provision.


3.  / / Directions for settlement attached.

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SECTION F   SPECIAL REQUESTS, REMARKS AND CORRECTIONS OR ENDORSEMENTS

(Policy date, certificates for additional insurance, etc.)




I request the adjustable policy loan interest rate.
I request the Cost of Living Increase Rider if available.
I request the Automatic Premium Loan privilege if available.


                                              ADDITIONAL COMMENTS


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SECTION G   MEDICAL HISTORY - HAS ANY PERSON PROPOSED FOR COVERAGE EVER HAD OR BEEN TOLD THEY HAD:

1.  Epilepsy, fainting spells, convulsions, nervous        YES   NO
    or mental condition, stroke, paralysis or any dis-
    order of the brain or nervous system?                  / /  / /

2.  Heart attack, heart murmur, high blood pressure,
    shortness of breath, pain or pressure in the
    chest, palpitation, or any disorder of the heart,
    blood or blood vessels?                                / /  / /

3.  Tuberculosis, asthma, spitting of blood, or any
    disorder of the lungs, bronchial tubes, throat or
    respiratory system?                                    / /  / /

4.  Ulcer, indigestion, colitis, chronic diarrhea,
    hepatitis, gallstones, hernia, passing blood or
    any disorder of the stomach, intestines, rectum,
    appendix, gallbladder or liver?                        / /  / /

5.  Nephritis, sugar, albumin, pus or blood in the
    urine, syphilis, kidney stone, or any disorder of
    the kidneys, urinary system or female or male
    organs including the prostate?                         / /  / /

6.  Diabetes, gout, or any disorder of the thyroid or
    other glands?                                          / /  / /

7.  Immune system disorder?                                / /  / /

8.  Rheumatic fever, arthritis, back trouble, or any
    disorder of the joints, muscles or bones?              / /  / /

9.  Any disorder of the eyes, ears or skin?                / /  / /

10. Cancer, tumor or lymph node enlargement?               / /  / /

11. Any physical deformity or defect?                      / /  / /

12. Any injury, disease, recurrent infection,
    condition or disorder not indicated above?             / /  / /

HAS ANY PERSON PROPOSED FOR COVERAGE:

13. Gained or lost weight in the past year? (If yes,
    give pounds gained or lost and reason)                 / /  / /

14. Used drugs for high blood pressure or presently
    taking medication of any type?                         / /  / /
    (If yes, show drugs, dosage, and duration taken)

15. Been advised to have or now contemplate surgery?       / /  / /

16. Smoked cigarettes or used tobacco in any form
    within the past 12 months?                             / /  / /

DURING THE PAST FIVE YEARS
HAS ANY PERSON PROPOSED FOR COVERAGE:

17. Been examined or had a physical check-up?              / /  / /

18. Had an x-ray, electrocardiogram, blood studies,
    or any other laboratory test or study?                 / /  / /

19. Give details to "yes" answers to questions 17 and 18 regarding check-ups, electrocardiograms, x-rays, blood studies, or other tests.
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QUES.                   WHAT TEST                                                   NAME AND ADDRESS OF
 NO.      NAME          WAS DONE       DATE     REASON FOR TEST   WHAT WAS FOUND    DOCTORS AND HOSPITALS
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INDICATE QUESTION # -- IDENTIFY PERSON
Circle specific condition, give date and severity of symptoms, type of surgery, remaining effects, names & addresses of physicians & hospitals.

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                                        CONDITIONAL RECEIPT -- CONTINUED

    The DATE OF INSURABILITY is defined as the later of (1) the date on which all parts of this application and any supplements hereto are completed on all persons proposed for insurance, or (2) the date on which all medical examinations and procedures which may be required in connection with this application, including, when required by the company, a second physical examination, electrocardiogram, urine specimen or chest x-ray, have been completed, or (3) if the person proposed for insurance is a child, the date he or she attains the age of
7 days.
    The total of all proceeds payable by the Company in connection with the interim insurance provided by this receipt, if any, shall be equal to the face amount of the insurance applied for subject to the following limitations and exceptions:

    (1)  If any person proposed for insurance is insurable on the DATE OF INSURABILITY, but only at a rate which is higher than the rate applied for, the total proceeds which may be payable shall not exceed $50,000.

    (2)  In no event shall the total proceeds which may be payable exceed $250,000.
    The payment for which this receipt is given will be applied to the premium due on any policy issued as a result of or in connection with the application.  If no such policy is issued, the amount of the payment will be returned to the person from whom it was received.

    No Agent or employee of the Farm Bureau Life Insurance Company has any power or authority to change or modify any of the provisions of this Conditional Receipt.


DATED AT____________________________________   _________________  _______________________________
           CITY              STATE                    DATE              SOLICITING AGENT


                                              NOTICE TO APPLICANT

INFORMATION REGARDING YOUR INSURABILITY WILL BE TREATED AS CONFIDENTIAL.  FARM BUREAU LIFE INSURANCE COMPANY
OR ITS REINSURERS MAY, HOWEVER, MAKE A BRIEF REPORT THEREON TO THE MEDICAL INFORMATION BUREAU, A NON-PROFIT
MEMBERSHIP ORGANIZATION OF LIFE INSURANCE COMPANIES, WHICH OPERATES AN INFORMATION EXCHANGE ON BEHALF OF ITS
MEMBERS. IF YOU APPLY TO ANOTHER MEDICAL INFORMATION BUREAU MEMBER COMPANY FOR LIFE OR HEALTH INSURANCE
COVERAGE, OR A CLAIM FOR BENEFITS IS SUBMITTED TO SUCH A COMPANY, THE MEDICAL INFORMATION BUREAU, UPON
REQUEST, WILL SUPPLY SUCH COMPANY WITH THE INFORMATION IN ITS FILE.

UPON RECEIPT OF A REQUEST FROM YOU, THE MEDICAL INFORMATION BUREAU WILL ARRANGE DISCLOSURE OF ANY INFORMATION
IT MAY HAVE IN YOUR FILE. (MEDICAL INFORMATION WILL BE DISCLOSED ONLY TO YOUR ATTENDING PHYSICIAN.) IF YOU
QUESTION THE ACCURACY OF INFORMATION IN THE MEDICAL INFORMATION BUREAU'S FILE, YOU MAY CONTACT THE MEDICAL
INFORMATION BUREAU AND SEEK A CORRECTION IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE FEDERAL FAIR
CREDIT REPORTING ACT. THE ADDRESS OF THE MEDICAL INFORMATION BUREAU'S INFORMATION OFFICE IS POST OFFICE BOX
105, ESSEX STATION, BOSTON, MASSACHUSETTS 02112, TELEPHONE NUMBER (617) 426-3660.

FARM BUREAU LIFE INSURANCE COMPANY OR ITS REINSURERS MAY ALSO RELEASE INFORMATION IN ITS FILE TO OTHER LIFE
INSURANCE COMPANIES TO WHOM YOU MAY APPLY FOR LIFE OR HEALTH INSURANCE, OR TO WHOM A CLAIM FOR BENEFITS MAY BE
SUBMITTED. (SEE NOTICE TO APPLICANT -- ON REVERSE SIDE.)


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SECTION H   GENERAL QUESTIONS -- HAS ANY PERSON PROPOSED FOR COVERAGE:

                                                           YES   NO

1.  Been treated for alcoholism or any drug habit;
    used or taken narcotics, marijuana, LSD,
    amphetamines or barbiturates on a regular basis?       / /   / /

2.  Engaged in, or intend to engage in hazardous
    sports or travel outside the U.S. and Canada? (If
    yes for Hazardous Sports, complete Supplement
    #432-87)                                               / /   / /

3.  Made any aerial flights in the past two years or
    contemplate such flights in the future, other
    than as a civilian passenger?                          / /   / /
    (If yes, complete Supplement #432-87)

4.  Volunteered for military service, been alerted,
    or ordered to report for active duty?                  / /   / /

5.  Been rejected for or received a Medical Discharge
    or Disability Benefits from Military Service?          / /   / /

6.  A pending application for or reinstatement of
    insurance in this or any other Company?                / /   / /

7.  Ever had an application for insurance or
    reinstatement declined, postponed, rated
    up or limited?                                         / /   / /

8.  Had any cases of stroke, heart attack, cancer,
    diabetes, insanity, suicide, tuberculosis or
    inheritable disorders in their family?                 / /   / /


9.  Applied for a pension, disability or medical
    expense payments from any source?                      / /   / /

10. Had a moving traffic violation in the past 2
    years?  Give the specific details of each violation.   / /   / /

INDICATE QUESTION # -- IDENTIFY PERSON
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GIVE DETAILS


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                         REPRESENTATIONS, AUTHORIZATION AND ACKNOWLEDGEMENT STATEMENT

    I represent that the statements and answers in all parts of this application and supplements thereto are true and complete to the best of my knowledge and belief. It is agreed that: (1) All such statements and answers shall be the basis of any insurance issued; (2) Except as provided in the conditional receipt attached hereto and unless it is delivered to the applicant and the premium payment therein described is made, no insurance shall take effect unless a policy has been issued by the Company, physically received and accepted by the applicant and the entire first premium paid while, to the best of his knowledge, there has been no change, since the date of this application, in the health and insurability of all persons proposed for coverage; (3) No agent or medical examiner is authorized to pass on acceptability for insurance or to make, modify or discharge any contract of insurance or waive any of the Company's rights or requirements; (4) The right to change any beneficiary is reserved unless otherwise requested; (5) All changes on the application must be subject to written ratification by the proposed insured or owner.

STATEMENT regarding payment made with application:  I have paid $____________ with this application for / /
Life / / Disability Income and I accept the terms of the conditional receipt detached from this application.

I hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical or medically related facility, insurance company, the Medical Information Bureau, or other organization, institution or person, that has any records or knowledge of me or my health or the health of my dependent, to give to the Farm Bureau Life Insurance Company or its reinsurers any such information. This authorization shall remain valid for two years.

I also acknowledge receipt of the NOTICE TO APPLICANT relating to information obtained by inspecting companies and Medical Information Bureau. A photographic copy of this authorization and acknowledgement shall be as valid as the original.


DATED AT_____________________________________ DATE SIGNED_________________________________________________
                  CITY AND STATE
___________________________________________________  _____________________________________________________
               SIGNATURE OF WITNESS                                    SIGNATURE OF PROPOSED INSURED

____________________________________________________________________ _____________________________________
  SIGNATURE OF APPLICANT OWNER IF OTHER THAN PROPOSED INSURED          SIGNATURE OF SPOUSE OR PAYOR (IF
                                                                       PROPOSED FOR INSURANCE) OR PARENT
                                                                       IF INSURED IS A CHILD UNDER AGE 15

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                                              CONDITIONAL RECEIPT

    Received from _____________________________this____________day of_______________________, 19_____, the amount of $________________(this amount must be a minimum of one month's premium for each policy applied for) in connection with an application for / / Life / / Disability Income insurance on which
_______________________________ is the Proposed Insured. This receipt shall be void and no further action will be taken to process this application if any check or draft for which this receipt is given is not paid when presented for payment.

                                IMPORTANT INFORMATION -- PLEASE READ CAREFULLY
    Except as otherwise expressly provided below, no insurance is provided by this receipt or in connection with or as a result of having completed this application, and no insurance will be provided by this receipt or in connection with or as a result of having completed this application unless the person or persons proposed for insurance in this application is insurable in accordance with the Company's rules and standards of insurability with respect to the policy or policies applied for and the level of insurance applied for.
    If the person or persons proposed for insurance in this application is insurable as described above, this receipt provides interim insurance coverage from the DATE OF INSURABILITY, as defined below, until the earliest of the following dates:
    (1)  the date the Company mails notice that the application is not accepted;
    (2)  the date the Company mails to the applicant or the proposed insured a policy or policies other than the policy or policies applied for;
    (3)  the date the policy or policies applied for is issued and becomes effective; or
    (4)  the date 60 days after the DATE OF INSURABILITY.
    No insurance is provided by this receipt after the earliest of the four dates listed above.
    The terms and conditions of any interim insurance coverage which may be provided by this receipt shall be the same as those contained in the policy or policies applied for, but shall not include the terms or provisions of any Accidental Death Benefit rider or any other insurance rider or riders applied for.

                                  (CONTINUED ON REVERSE SIDE OF THIS RECEIPT)


                           NOTICE TO APPLICANT -- (SEE REVERSE SIDE OF THIS NOTICE)

Federal law requires that notice of investigation be given to persons applying for insurance.

In making this application for insurance to Farm Bureau Life Insurance Company or its reinsurers, it is understood that an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends, or others with whom you are acquainted. This inquiry includes information as to your character, general reputation, personal characteristics and mode of living.
You have the right to make a written request within a reasonable period of time to receive additional, detailed information about the nature and scope of this investigation. (See Notice to Applicant --
on reverse side.)

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